                                                                     EXHIBIT 4.1

                                  BACKWEB LTD.

                                  "THE COMPANY"

                              EMPLOYEE OPTION PLAN

1.   PREAMBLE

On ____________, 1996 the Company's board of directors resolved to approve a plan for the grant of Options for ordinary shares of the Company (hereafter: the "Plan")

2.   SUBSTANCE OF THE PLAN

Pursuant to its resolution, the Company shall grant to Grantees, without consideration and upon the terms set forth below, Options, each of which may be exercised for one ordinary share in the Company, nominal value NIS 0.01 each, in consideration for the Exercise Price and no later than 7 (seven) years following the date of the grant to the Grantee.

2.1 The provisions of Part A of this Plan shall apply to options to Grantees who are employees of the company, which are granted commencing with the date upon which the Plan comes into effect, and to all Options with respect to which a Grantee receives notice that Part A applies to such Options.

2.2 The provisions of Part B of this Plan shall apply to Options with respect to which a Grantee receives notice that Part B applies to the Options.

PART A

3.   GRANTEES AND THEIR HOLDINGS IN THE COMPANY

The Grantees of Options pursuant to Part A of the Plan are employees of the Company who are not controlling shareholders of the Company, and whose identity shall be determined from time to time by a resolution of the Company's board of directors.

4.   TERMS OF OPTION AGREEMENTS

4.1  DEFINITIONS

     "THE COMPANY"                 BackWeb Ltd.

     "THE GRANTEES"                Certain employees of the company,
                                   in accordance with a resolution of the board
                                   of directors from time to time.

     "THE OPTIONS"                 Options in a number to be determined
                                   by the Company's board of directors, each of
                                   which may be exercised for one ordinary share
                                   of the Company, nominal value NIS 0.01.

     "EXERCISE PRICE"              The price that shall be set for each Grantee
                                   in the notice of grant given to the Grantee.

     "THE DETERMINING DATE"        The date on which the Options are actually
                                   granted to each Grantee.

     "THE LOCK-UP PERIOD"          The period that commences on the Determining
                                   Date and ends 24 (twenty four) months after
                                   the Determining Date, and in any event not
                                   earlier than 24 (twenty four) months from the
                                   approval of this Plan by the Income Tax
                                   Commission in accordance with Section 102 of
                                   the Ordinance.

     "THE TRUSTEE"                 The trustee who is chosen by the Company's
                                   board of directors and who shall be approved
                                   by the Income Tax Commission in accordance
                                   with Section 102 of the Ordinance.

     "THE ORDINANCE"               The Income Tax Ordinance [New Version].

     "THE REGULATIONS"             The Income Tax Regulations (Amelioration of
                                   tax on issuances of shares to employees),
                                   5749-1989.

     "THE OPTION SHARES"           The shares that the Grantee will receive upon
                                   exercising the Options.

4.2  GRANT OF OPTIONS

     4.2.1 Subject to and following the receipt of all approvals required for the Plan by law, including the approval of the Income Tax Commission, the Company shall, on the Determining Date, grant Options to the Grantees in a number to be determined by the Company's board of directors in its resolution as aforesaid.

     4.2.2 A Grantee who ceases to be employed by the Company within a period of 24 (twenty four) months from the Determining Date shall not be entitled to the Options that are held for him by the Trustee.

           In such an event, the Company shall be entitled to choose one of the following options in its absolute discretion:

           a. The Options shall be transferred by the Trustee to the Company, to the extent possible under applicable law and the Company's Articles of Association;

           b.   The Options shall be transferred to the subsidiary;

           c. The Options shall remain in the possession of the Trustee who shall hold them in reserve for grants to employees of the Company, as the board of directors of the Company may decide from time to time;

           d. Ex gratia, the Options shall be transferred to the Employee whose employment was terminated or who resigned, who shall be subject to full taxation for the Options. In such case the procedure set forth in Section 4.4.3 below shall apply to the transfer of the Options;

           e.   The Options shall expire.

4.3  TRANSFERABILITY AND DEPOSIT WITH THE TRUSTEE

     4.3.1 The Options shall be issued on behalf of the employee in the name of the Trustee.

     4.3.2 The Options shall not be transferable (except by force of will or succession), and shall not be capable of assignment, hypothecation, lien, attachment or other charge.

     4.3.3 The Options that are granted in the framework of the Plan shall be exercisable into shares as specified in Section 4.4 below, which shall be deposited with the Trustee until the end of the Lock-up Period.

     4.3.4 Subject to the terms of this Plan and agreement and the Schedules hereto, no transfer and/or sale (an "Action" for the purposes of this Section) of the Options and/or Option Shares and/or any other right attached to and/or deriving from and/or granted by virtue thereof (the "Securities" for the purpose of this section) shall have any force or effect unless such Action is registered in the books of the Company and/or the books of the Trustee.

4.4  EXERCISE OF THE OPTIONS

     4.4.1 Subject to the lock-up arrangements imposed by the Trustee as stated in Section 4.3 above, and subject also to Company's decision with respect to each Grantee, the Options shall be exercisable into shares only in the following manner:

           a. At the end of 12 (twelve) months following the Determining Date (hereafter, the "First Exercise Date"), the Grantee may exercise 25% of the Options and receive therefor Option Shares.

           b. At the end of each succeeding 12 months from the First Exercise Date the Grantee may exercise for shares 1/4 (one quarter) of the Options, such that at the end of 36 months from the First Exercise Date it will be possible to exercise the last installment of Options into shares.

           c. The provisions of subsections (a) and (b) shall not apply if a notice to the Grantee specifies otherwise, subject to the provisions of the Ordinance and Regulations.

     4.4.2 An Option may be exercised at any time, in whole or in part at the Grantee's discretion, from the date upon which it becomes exercisable pursuant to the provisions of Sections 4.4.1 and 4.4.2 above, but in any event not later than 7 (seven) years from the Determining Date.

     4.4.3 A Grantee who ceases to be employed by the Company shall not be entitled to exercise Options that at the time of his termination by the Company or resignation have not yet become exercisable (assuming that the Grantee would have been entitled to exercise the Options on such date). To the extent that a Grantee is, on the date of his termination or resignation, entitled to exercise any Options, he shall be entitled to exercise such Options in whole or in part, provided that a notice to the Company in the form specified below shall be delivered not later than 50 days from the date of said Grantee's termination or resignation, as the case may be.

     4.4.4 As stated above, shares that are issued following the exercise of Options during the Lock-up Period shall be deposited with the Trustee until the end of the Lock-up Period.

4.5  OPTION PRICE AND EXERCISE PRICE

     4.5.1 The Options shall be granted to Grantees without consideration.

     4.5.2 The Exercise Price of the Options shall be as specified in the notice by the Company to the Grantee and shall be paid to the Company on the date of exercise.

           The date of exercise shall be deemed to be the date on which the Company receives a written notice from the Grantee stating his intention to exercise the Options, in whole or in part (hereafter, the "Grantee Notice"), provided that the Grantee attaches to the Grantee Notice the Exercise Price for the shares that the Grantee wishes to exercise, as well as the proxy attached as Schedule A to this Plan (hereafter, the "Exercise Date").

           The Company shall notify the Trustee upon receiving a Grantee Notice (hereafter, a "Company Notice to the Trustee"), and the Trustee shall confirm the Company's Notice to the Trustee by signing on the reverse side and returning the notice to the Company with the original option agreement attached.

           The Options shall be exercisable in part, and the provisions of this Section shall apply mutatis mutandis. In such event the Company shall issue to the Trustee an amended option agreement covering the balance of the unexercised Options (which shall be

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           attached to the Company Notice to the Trustee), provided that 7
           (seven) years have not yet passed since the Determining Date.

4.6  RIGHTS OF THE SHARES

     4.6.1 The Option Shares shall be ordinary shares of the Company, nominal value NIS 0.01 per share, with the same rights as the ordinary shares of the Company for all intents and purposes, in accordance with the Company's Memorandum and Articles of Association. Such shares shall be entitled to a dividend or any other benefit, provided that the date for determining who will be entitled to the distribution of the dividend or benefit to holders of ordinary shares falls on or following the Exercise Date.

     4.6.2 It is a fundamental condition to the grant of the Options, the exercise of the Options, the issuance of the Option Shares and the release of the Option Shares at the end of the Lock-up Period that the Grantee shall sign, together with the exercise notice, an irrevocable proxy in favor of Naschitz, Brandes & Co. (hereafter, the "Attorney in Fact"), pursuant to which the Grantee shall authorize the Attorney in Fact to convene, participate and vote in the name of the Grantee in class meetings of the holders of ordinary shares and in general meetings of the Company's shareholders that are convened (if convened) for the purpose of adopting resolutions, including, inter alia, resolutions for the equalization of rights and/or for the registration of the Company's shares for trading on any stock exchange and/or for the purpose of executing a merger and/or a change in control and/or a sale of the Company to a third party. The proxy shall be provided for the benefit of the shareholders of the company other than the participants in the employee option plan.

           The power of attorney shall be deposited with the Attorney in Fact.

           In the event that a meeting of shareholders is called for which a proxy has been given to the Attorney in Fact or in the event that the Attorney in Fact wishes to convene shareholders meetings as stated, the Company shall notify the Grantees of this in accordance with the provisions of the Company's Articles of Association.

     4.6.3 Without derogating from the generality of the above, and without derogating from the powers of the Attorney in Fact as stated in
           Section 4.6.2 above, the Grantee shall, upon the execution of an agreement with the Company in connection with this Plan, sign an irrevocable power of attorney to the Trustee in connection with the rights attached to the Options and the Option Shares for so long as they are held in the Trustee's name, which power of attorney shall be in the form attached as Schedule F to the abovementioned agreement.

4.7  ADJUSTMENT UPON DISTRIBUTION OF BONUS SHARES

     4.7.1 If the Company distributes bonus shares to holders of ordinary shares, and the relevant date for the distribution of the bonus shares (hereafter, the "Bonus Date") falls after the Determining Date, but prior to the Exercise Date, then, assuming that the employee is otherwise eligible to exercise the Options, the number of shares to which the employee shall be entitled upon exercise of the Options shall be increased by the number of shares that the Grantee would have been entitled to as bonus shares if the Grantee had exercised the Options immediately prior to the Bonus Date.

     4.7.2 The aggregate Exercise Price for all Options shall not change as a result of the increase in the number of shares that the Option holder is entitled to receive following the distribution of bonus shares, but the exercise price per share shall be reduced accordingly.

4.8  RIGHTS OFFERINGS DURING THE PLAN PERIOD

     4.8.1 In the event that the Company makes a rights offering to holders of ordinary shares, the same rights shall be offered to Option holders who have been granted Options that have not yet been exercised into shares, in the amounts that would have been offered to such Option holders had they exercised their Options prior to the relevant record date for the right to participate in the rights offering. The price to be paid upon the exercise of the rights, if exercise of the rights is conditional upon payment, shall be paid on the Exercise Date of the Options and will be linked to the consumer price index, based upon the index that is known on the last date on which shareholders may take advantage of the rights offering relative to the index that is known on the Exercise Date of the Options.

     4.8.2 The Company's accountant shall confirm the amount that a Grantee is required to pay pursuant to this section.

     4.8.3 The provisions of this section shall not apply to Options that have not yet been granted at the relevant record date for determining who may participate in the rights offering. In the event of a rights offering during the Plan period that may cause a dilution of the Options that have not yet been granted, the Company's board of directors will determine how to deal with the situation, subject to the provisions of all applicable laws.

4.9  PROTECTION OF GRANTEES DURING THE PLAN PERIOD

     4.9.1 The Grantees' right to receive securities of the Company in the event of a distribution of bonus shares and/or a rights offering pursuant to Sections 4.7 and 4.8 above, shall be preserved until the Exercise Date of the Options and shall be exercised only on that date. That is to say, only when the Grantee actually exercises the Options, in whole or in part, shall he or she be entitled to receive and/or purchase (as the case may be) the securities to which he or she was entitled as a consequence of the distribution of bonus shares and/or the rights offering, as the case may be, for that number of Option Shares that are actually exercised from time to time. Section 4.3 shall apply to the abovementioned securities (in the event of a distribution of bonus shares or a rights offering).

     4.9.2 To ensure the rights provided to the Grantees in this section the Company shall reserve the appropriate number of securities that will enable the Grantees to exercise their rights as stated.

4.10 VOTING OF OPTION SHARES

           The Grantees hereby grant an irrevocable proxy to the Attorney in Fact to vote the Option Shares in the place of and on behalf of the Grantees at general meetings and/or shareholder meetings.

           The parties hereby irrevocably instruct the Attorney in Fact to vote in the abovementioned meetings together with, and in accordance with the decision of, the majority of the shareholders of the Company.

           The power of attorney detailed in this section shall expire upon the earlier of:

                1. The registration of the Company's shares for trading on any stock exchange;

                2. The consummation of a merger and/or change in control and/or sale of the Company to a third party.

4.11 TAXATION

     4.11.1 If there shall be any tax liability whatsoever arising from this Plan or the grants hereunder, it shall be borne by the Grantees. It is the responsibility of every Grantee who receives Options pursuant to this Plan to seek professional advice and to consider how the tax consequences of the Plan shall affect him or her as a result of the grant and exercise of the Options and the sale of the Option Shares.

     4.11.2 The Company shall make an application to the taxation authorities to have Section 102 of the Ordinance apply to Part A of the Plan. It is the responsibility of every Grantee to consider the tax consequences arising from the application of Section 102 of the Ordinance to the Plan and to such Grantee, and nothing in the aforesaid constitutes an undertaking by the Company, apart from an undertaking to make the abovementioned application to the taxation authorities.

     4.11.3 The Trustee shall hold the Options in trust for the Grantees until they are exercised, if at all, for shares, and similarly the Trustee shall hold the Option Shares (including bonus shares or shares deriving from a rights offering that was realized at the time of the exercise of the Options) in trust for the Grantees at least until the end of the Lock-up Period.

     4.11.4 Following the end of the Lock-up Period, the employee shall be entitled to request that the Trustee transfer the shares, in whole or in part, into the name of the employee or else sell the shares on his behalf, including a sale for the purposes of financing the payments that the Employee is required to make in accordance with this Plan, all subject to the Employee's payment in full of any tax that is due in connection with the transfer of the shares into the Employee's name or their sale on his behalf.

     4.11.5 A Grantee who wishes to sell the Option Shares before payment of the tax due under Section 102 of the Ordinance shall be entitled to do so, through the Trustee, subject to the terms of any arrangement with the taxation authorities, and subject to payment of any taxation for which there is a payment obligation.

     4.11.6 The Trustee is entitled to deduct any amount from the consideration received for the transfer and/or sale of the Option Shares, as the case may be, to secure the entire tax liability due.

PART B

5.   THE GRANTEES AND THEIR HOLDINGS IN THE COMPANY

The Grantees of options pursuant to Part B of the Plan are employees of the Company and other Grantees who are not controlling shareholders of the Company, and whose identity shall be determined from time to time in accordance with the resolution of the Company's board of directors.

6.   TERMS OF OPTION AGREEMENTS

6.1  DEFINITIONS

     "THE COMPANY"                 BackWeb Ltd.

     "THE GRANTEES"                Certain employees of the Group or its
                                   consultants, in accordance with a resolution
                                   of the board of directors from time to time.
                                   For the purposes of this Plan, where a Grantee
                                   is employed by the Company, B.R.M. Technologies
                                   Ltd. and/or by MediaPath Ltd. (the "Group"),
                                   the discontinuation of his employment or
                                   consulting services with the company by which
                                   he is employed as an employee or consultant in
                                   the Group shall be deemed the termination of
                                   his employment by the Company, unless the
                                   Company decides otherwise.

     "THE OPTIONS"                 Options in a number to be determined by the
                                   Company's board of directors, each of may be
                                   exercised for one ordinary share of the
                                   Company, nominal value NIS 0.01.

     "EXERCISE PRICE"              The price that shall be set for each Grantee
                                   in the notice of grant given to the Grantee.

     "THE DETERMINING DATE"        The date on which the options are actually
                                   granted to each Grantee.

     "THE LOCK-UP PERIOD"          The period that commences on the Determining
                                   Date and ends 24 (twenty four) months after
                                   the Determining Date, or any other period that
                                   shall be determined by the Board of Directors
                                   and which is notified to the Grantee in the
                                   Notice of Grant.

     "THE ORDINANCE"               The Income Tax Ordinance [New Version].

     "THE REGULATIONS"             The Income Tax (Amelioration of tax on
                                   issuances of shares to employees) Regulations,
                                   5749-1989.

     "THE OPTION SHARES"           The shares that the Grantee will receive upon
                                   exercising the Options.

6.2  GRANT OF OPTIONS

     6.2.1 The Company shall grant to the Grantees Options in a number that shall be determined by the Company's board of directors as stated.

     6.2.2 A Grantee who ceases to be employed by the Company within a period of 24 (twenty four) months from the Determining Date shall not be entitled to the Options that are held for him by the Trustee.

           In such an event, the Company shall be entitled to choose one of the following alternatives in its absolute discretion:

           a. The Options shall be transferred by the Trustee to the Company, to the extent possible under applicable law and the Company's Articles of Association;

           b.   The Options shall be transferred to the subsidiary;

           c. The Options shall remain in the possession of the Trustee who shall hold them in reserve for grants to employees of the Company, as the Company's board of directors may decide from time to time;

           d. Ex gratia, the Options shall be transferred to the Employee whose employment was terminated or who resigned, who shall be subject to full taxation for the Options. In such cases the procedure set forth in Section 6.4.3 below shall apply to the transfer of the Options;

           e.   The Options shall expire.

6.3  TRANSFERABILITY

     6.3.1 The Options shall not be transferable (except by force of will or succession probate) and shall not be capable of assignment, mortgage, pledge, attachment or other charge.

     6.3.2 The Options that are granted in the framework of the Plan shall be exercisable into shares as specified in Section 6.4 below.

     6.3.3 Subject to the terms of the Plan, no transfer and/or sale (an "Action" for the purposes of this Section) of the Options and/or Option Shares and/or any other right attached to and/or deriving from and/or granted by virtue thereof (the "Securities" for the purpose of this section) shall have any force or effect unless such Action is registered in the books of the Company and/or the books of the Trustee.

6.4  EXERCISE OF THE OPTIONS

     6.4.1 Subject to the Company's decision with respect to each Grantee, the Options shall be exercisable into shares only in the following manner:

           a. At the end of 12 (twelve) months following the Determining Date (hereafter, the "First Exercise Date"), the Grantee may exercise 25% of the Options and receive therefore Option Shares.

           b. At the end of each succeeding 12 months from the First Exercise Date the Grantee may exercise for shares 1/4 (one quarter) of the Options, such that at the end of 36 months from the First Exercise Date it will be possible to exercise the last installment of Options into shares.

           c. The provisions of subsections (a) and (b) shall not apply if a notice to the Grantee specifies otherwise.

     6.4.2 An Option may be exercised at any time, in whole or in part, in the Grantee's discretion, from the date upon which it becomes exercisable pursuant to the provisions of Sections 6.4.1 and 6.4.2 above, but in any event not later than 7 (seven) years from the Determining Date.

     6.4.3 A Grantee who ceases to be employed by the Group shall not be entitled to exercise Options that at the time of his termination or resignation have not yet become exercisable (assuming that the Grantee would have been entitled to exercise the Options on such date). To the extent that a Grantee is, on the date of his termination or resignation, entitled to exercise any Options, he shall be entitled to exercise such Options in whole or in part, provided that a notice to the Company in the form specified below shall be delivered not later than 50 days from the date of said Grantee's termination or resignation, as the case may be.

 6.5  OPTION PRICE AND EXERCISE PRICE

     6.5.1 The Options shall be granted to Grantees without consideration.

     6.5.2 The Exercise Price of the Options shall be specified in the notice by the Company to the Grantee and shall be paid to the Company on the date of exercise.

           The date of exercise shall deemed to be the date on which the Company receives a written notice from the Grantee stating his intention to exercise the Options, in whole or in part (hereafter, the "Grantee Notice"), provided that the Grantee attaches to the Grantee Notice the Exercise Price for the shares that the Grantee wishes to exercise, as well as the proxy attached as Schedule A to this Plan (hereafter, the "Exercise Date").

           The options shall be exercisable in part, and the provisions of this Section shall apply mutatis mutandis.

6.6  RIGHTS OF THE SHARES

     6.6.1 The Option Shares shall be ordinary shares of the Company, nominal value NIS 0.01 per share, with the same rights as the ordinary shares of the Company for all intents and purposes, in accordance with the Company's Memorandum and Articles of Association. Such shares shall be entitled to a dividend or any other benefit, provided that the date for determining who will be entitled to the distribution of the dividend or benefit to holders of ordinary shares falls on or following the Exercise Date.

     6.6.2 It is a fundamental condition to the grant of the Options, the exercise of the Options, the issuance of the Option Shares and the release of the Option Shares at the end of the Lock-up Period that the Grantee shall sign, together with the exercise notice, an irrevocable proxy in favor of Naschitz, Brandes & Co. (hereafter, the "Attorney in Fact") pursuant to which the Grantee shall authorize the Attorney in Fact to convene, participate and vote in the name of the Grantee in class meetings of the holders of ordinary shares and in general meetings of the Company's shareholders that are convened (if convened) for the purpose of adopting resolutions, including, inter alia, resolutions for the equalization of rights and/or for the registration of the Company's shares for trading on any stock exchange and/or for the purpose of executing a merger and/or a change in control and/or a sale of the Company to a third party. The proxy shall be provided for the benefit of the shareholders of the company other than the participants in the employee option plan.

           The proxy shall be deposited with the Attorney in Fact.

           In the event that a meeting of shareholders is called for which a proxy has been given to the Attorney in Fact or in the event that the Attorney in Fact wishes to convene shareholders meetings as stated, the Company shall notify the Grantees of this in accordance with the provisions of the Company's Articles of Association.

     6.6.3 Without derogating from the generality of the above, and without derogating from the powers of the Attorney in Fact as stated in
           Section 6.6.2 above, the Grantee shall, upon the execution of an agreement with the Company in connection with this Plan, sign an irrevocable power of attorney to the Attorney in Fact in connection with the rights attached to the Options and the Option Shares for so long as they are subject to the lock-up, in the form attached as Schedule F to the abovementioned agreement.

6.7  ADJUSTMENT UPON DISTRIBUTION OF BONUS SHARES

     6.7.1 If the Company distributes bonus shares to holders of ordinary shares, and the relevant date for the distribution of the bonus shares (hereafter, the "Bonus Date") falls after the Determining Date, but prior to the Exercise Date, then, assuming that the employee is otherwise eligible to exercise the Options, the number of shares to which the employee shall be entitled upon exercise of the Options shall be increased by the number of shares that the Grantee would have been entitled to as bonus shares if the Grantee had exercised the Options immediately prior to the Bonus Date.

     6.7.2 The aggregate Exercise Price for the Options shall not change as a result of the increase in the number of shares that the Option holder is entitled to receive following the distribution of bonus shares, but the exercise price per share shall be reduced accordingly.

6.8  RIGHTS OFFERINGS DURING THE PLAN PERIOD

     6.8.1 In the event that the Company makes a rights offering to holders of ordinary shares, the same rights shall be offered to Option holders who have been granted Options that have not yet been exercised into shares, in the amounts that would have been offered to such Option holders had they exercised their Options prior to the relevant record date for the right to participate in the rights offering. The price to be paid upon the exercise of the rights, if exercise of the rights is conditional upon payment, shall be paid on the Exercise Date of the Options and will be linked to the consumer price index, based upon the index that is known on the last date on which shareholders may take advantage of the rights offering relative to the index that is known on the Exercise Date of the Options.

     6.8.2 The Company's accountant shall confirm the amount that a Grantee is required to pay pursuant to this section.

     6.8.3 The provisions of this section shall not apply to Options that have not yet been granted at the relevant record date for determining who may participate in the rights offering. In the event of a rights offering during the Plan period that may cause a dilution of the Options that have not yet been granted, the Company's board of directors will determine how to deal with the situation, subject to the provisions of all applicable laws.

6.9  PROTECTION OF GRANTEES DURING THE PLAN PERIOD

     6.9.1 The Grantees' right to receive securities of the Company in the event of a distribution of bonus shares and/or a rights offering pursuant to Sections 4.7 and 4.8 above, shall be preserved until the Exercise Date of the Options and shall be exercised only on that date. That is to say, only when the Grantee actually exercises the Options, in whole or in part, shall he or she be entitled to receive and/or purchase (as the case may be) the securities to which he or she was entitled as a consequence of the distribution of bonus shares and/or the rights offering, as the case may be, for that number of Option Shares that are actually exercised from time to time. Section 4.3 shall apply to the abovementioned securities (in the event of a distribution of bonus shares or a rights offering).

     6.9.2 To ensure the rights provided to the Grantees in this section the Company shall reserve the appropriate number of securities that will enable the Grantees to exercise their rights as stated.

6.10 VOTING OF OPTION SHARES

     The Grantees hereby grant an irrevocable proxy to the Attorney in Fact to vote the Option Shares in the place of and on behalf of the Grantees at general meetings and/or shareholder meetings.

     The parties hereby irrevocably instruct the Attorney in Fact to vote at the abovementioned meetings together with, and in accordance with the decision of, the majority of the shareholders of the Company.

     The power of attorney specified in this section shall expire upon the earlier of:

           1. The registration of the Company's shares for trading on any stock exchange;

           2. The consummation of a merger and/or change in control and/or sale of the Company to a third party.

6.11 TAXATION

     6.11.1 If there shall be any tax liability whatsoever arising from this Plan or the grants hereunder, it shall be borne by the Grantees. It is the responsibility of every Grantee who receives Options pursuant to this Plan to seek professional advice and to consider how the tax consequences of the Plan shall affect him or her as a result of the grant and exercise of the Options and the sale of the Option Shares.

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     6.11.2 The provisions of Section 102 of the Ordinance shall not apply to the Options granted pursuant to this Part. The Company shall seek to have the provisions of Section 3(i) of the Ordinance apply to the Options granted pursuant to this Part, but this shall not be construed an obligation by the Company to obtain said application. Each Grantee shall have to consider the tax consequences that apply to him.

     6.11.3 Following the end of the Lock-up Period, the employee shall be entitled to request that the Company transfer the shares, in whole or in part, into the name of the employee, all subject to the Employee's payment in full of any tax that is due in connection with the transfer of the shares into the Employee's name.

7.   GENERAL, AMENDMENTS AND ADDITIONS

7.1  The Plan shall be brought to the attention of the Grantees.

7.2 The Company shall determine from time to time the identity of the Grantees, the number of Options that shall be granted to them, and the date of entitlement, as defined above, with respect to each Grantee and each grant, and the Company is entitled to change and to add additional Grantees to the Plan.

7.3 The Company is entitled to change the details of the Plan in its discretion for so long as no Options have been granted, and to change the period within which it is possible to exercise the Options into shares.

7.4 Every employee who wishes to participate in the Plan and to receive Options (which will be issued to the Trustee), will be required to sign a detailed agreement to which the Plan will constitute a schedule.